Exhibit 99.1

LSI INDUSTRIES REPORTS FISCAL FIRST QUARTER 2021 RESULTS

DECLARES QUARTERLY CASH DIVIDEND

CINCINNATI, OH, October 29, 2020 -- LSI Industries Inc. (NASDAQ: LYTS, or the “Company”), a leading U.S. based manufacturer of indoor/outdoor lighting and graphics solutions, today announced results for the first quarter fiscal 2021.

Fiscal First Quarter Financial Summary: Net Income of $2.0 million; EPS of $0.07

●	Increased Adjusted Net Income, EPS, Cash Flow versus Prior Year
●	Orders rebounded in Q1; backlog increased 10% entering Q2
●	Gross Margin rate improvement continues, driven by higher-value business focus
●	Cash balance increases to $9.5 million, total liquidity position now $84 million
●	Approved investments for three commercial growth programs

LSI reported improved first quarter adjusted earnings, EPS, gross margin rate, and lower operating costs, while realizing the initial recovery in construction markets and re-building project backlogs. The Company reported net income of $2.0 million, or $0.07 per diluted share in the fiscal first quarter, versus net income of $4.5 million, or $0.17 per diluted share in the prior-year period. LSI reported adjusted net income of $2.1 million, or $0.08 per diluted share, in the fiscal first quarter, versus $1.6 million, or $0.06 per share in the first quarter last year. Prior year first quarter results include a non-recurring pre-tax gain of $4.8 million resulting from sale of the New Windsor, NY facility.

LSI generated free cash flow of $7.2 million, an increase of 20% versus prior year when excluding cash proceeds from the facility sale. The Company exits the fiscal first quarter with a total cash balance of $9.5 million, and $75 million availability on the Company’s credit facility. The Company has no long-term debt at the end of the first quarter, having reduced its outstanding debt by $23 million on a trailing twelve-month basis.

During the fiscal first quarter, LSI incurred approximately $0.5 million in restructuring and other non-GAAP expenses. A schedule reconciling GAAP and non-GAAP financial results is included later in the release.

The Company declared a regular cash dividend of $0.05 per share payable November 17, 2020 to shareholders of record on November 9, 2020.

LSI Industries First Quarter Fiscal 2021 Results
October 29, 2020

Management Commentary

James A. Clark, President and Chief Executive Officer commented, “Our first quarter performance reflects continued execution of our business transformation strategy. This is evidenced by our increased adjusted earnings, ongoing gross margin expansion, strengthening cash flow, improved liquidity and growing project backlogs.

There was measurable change in market activity throughout the fiscal first quarter. The COVID driven slowdown in the fourth quarter of fiscal 2020 was followed by improving quote and order activity, with orders increasing sequentially each month of the first quarter, resulting in an increased backlog as we enter the fiscal second quarter. While our markets are improving, the recovery is uneven across geographies and applications, reflected in continued project interruptions and delays. Conversely, we are seeing increased demand for short lead-time opportunities as delayed projects are released. Our U.S. based manufacturing model has allowed us to successfully capitalize on these requests.

As we manage fluctuations in the ongoing market recovery, we continue to drive critical initiatives which benefit both the short and longer-term profitable growth of our business. We are investing in multiple commercial initiatives, including new market verticals, deeper penetration in current market verticals, and strengthening our channel engagement and direct customer relationships. We continue to accelerate our product development plans, following a record year of products introduced in 2020 with an even larger launch plan scheduled for fiscal 2021. Several significant manufacturing and supply chain improvements are also in-process or near completion.

Our Graphics segment rebounded quickly in the first quarter, with sales approaching pre-pandemic sales levels. Sales were 4% below prior year, as project installation activity accelerated as the quarter progressed. Order activity for the previously announced three-year $100 million Quick Service Restaurant (QSR) program award has more than doubled since July, while the six other large, multi-year programs with petroleum-store companies remain in-process and largely unchanged. New business development activity remains healthy, with several additional opportunities on the horizon. Adjusted operating income increased significantly for the Graphics segment, with first quarter income of $1.9 million versus $1.1 million prior year.

Also of note, we were awarded a multi-million dollar integration services contract from a major petroleum retailer in the first quarter, to be produced and shipped in the second quarter to over 11,000 locations. I highlight this award as it demonstrates our growing capability as a broader solutions provider. The petroleum company, along with LSI, has developed a new innovative pay at the pump solution for its customers. The program will enable expanded and enhanced transaction options on mobile devices using a “digital wallet,” bringing contactless payment technology to the pump. The broad program integration services utilizes LSI digital print technology and logistics capabilities to ensure site specific NFC and QR code deployment, installation and project management responsibilities.

Within our Lighting segment, a pandemic-related slowdown exiting the fiscal fourth quarter resulted in a year-over-year decline in sales in the fiscal first quarter. Quotation and order activity steadily increased throughout the first quarter, resulting in double-digit growth in backlog entering the second quarter. Distributor stock and flow activity also improved significantly from the fiscal fourth quarter, evidence that distributor de-stocking has stabilized and market activity is improving. The gross margin rate expansion continues in Lighting, increasing 290 basis points to 30.5%, reflecting the ongoing impact of our focus on higher-value market applications, new products, design cost reductions and manufacturing efficiencies.

Recently introduced new lighting products enable us to further improve our competitive position in several key market applications and verticals including: warehousing and aviation, sports court lighting, petroleum, automotive and various architectural applications served by our Abolite product offering. Our Air Link Blue Control solution continues to gain traction and is an example of our customer focused approach to innovation, developed for applications with a target defined of coverage and specific functionality requirements, allowing ease of use for our installation partners and end users. We have received a number of inquiries and orders are steadily increasing. This value-centric solution suite differentiates us from the more complex and expensive control solutions in the market.

LSI Industries First Quarter Fiscal 2021 Results
October 29, 2020

In Warehousing, we completed two large outdoor projects for the world’s largest e-retailer. This is an exciting start to what could be a much broader relationship. Within the automotive vertical, we are working with multiple brands on new comprehensive lighting programs to be launched beginning in the first quarter of calendar year 2021. These programs include the complete dealership, including indoor showroom, service area and outdoor new/pre-owned vehicle lots. These programs further demonstrate our ability to provide customer-centric solutions that build upon established concepts and designs.

As we move forward though fiscal 2021, we remain committed to executing on our near-term objectives while continuing to position the business for sustained, profitable growth over the long-term.”

CONFERENCE CALL

A conference call will be held today at 11:00 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of LSI Industries’ website at www.lsicorp.com. Individuals can also participate by teleconference dial-in. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

Details of the conference call are as follows:

Call Dial-In:	877-407-4018
Conference ID:	13711711

Call Replay:	844-512-2921
Replay Passcode:	13711711

A replay of the conference call will be available between October 29, 2020 and November 12, 2020. To listen to a replay of the teleconference via webcast, please visit the Investor Relations section of LSI Industries’ website at www.lsicorp.com

ABOUT LSI INDUSTRIES

Headquartered in Blue Ash, Ohio (Greater Cincinnati), LSI Industries is a leading producer of high-performance, American-made lighting solutions. The Company’s strength in outdoor lighting applications creates opportunities for it to introduce additional solutions to its valued customers. LSI’s indoor and outdoor products and services, including its digital and print graphics capabilities, are valued by architects, engineers, distributors and contractors for their quality, reliability and innovation. The Company’s products are used extensively in automotive dealerships, petroleum stations, quick service restaurants, grocery stores and pharmacies, retail establishments, sports complexes, parking lots and garages, and commercial and industrial buildings. LSI has approximately 1,100 employees at seven manufacturing plants in the United States, including its corporate headquarters. Additional information about LSI is available at www.lsicorp.com.

LSI Industries First Quarter Fiscal 2021 Results
October 29, 2020

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “encourage,” “projects,” “plans,” “expects,” “can,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” or the negative versions of those words and similar expressions and by the context in which they are used. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit https://investors.lsicorp.com as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors.

INVESTOR CONTACT

Noel Ryan, IRC

720.778.2415

LYTS@vallumadvisors.com

MEDIA CONTACT

Mike Wallner

513.372.3417

mike.wallner@lsicorp.com

LSI Industries First Quarter Fiscal 2021 Results
October 29, 2020

Financial Highlights

(Unaudited)	Three Months Ended September 30
(In thousands, except per share data)	2020	2019	% Change
Net Sales	$70,006	$88,701	-21%

Operating Income as reported	2,202	6,839	-68%

Restructuring and plant closure costs (gains)	3	(4,588)
Stock compensation expense	505	398

Operating Income as adjusted	$2,710	$2,649	2%

Net Income as reported	$1,990	$4,475	-56%

Net Income as adjusted	$2,075	$1,603	29%

Earnings per share (diluted) as reported	$0.07	$0.17	-57%

Earnings per share (diluted) as adjusted	$0.08	$0.06	33%

	(amounts in thousands)
	September 30,	June 30,
	2020	2020
Working Capital	$55,084	$51,209
Total Assets	$181,795	$172,263
Long-Term Debt	$-	$-
Other Long-Term Liabilities	$11,496	$11,914
Shareholders' Equity	$127,440	$125,700

Three Months Ended September 30, 2020 Results

Net sales for the three months ended September 30, 2020 were $70.0 million, down 21% from the three months ended September 30, 2019 net sales of $88.7 million. Lighting Segment net sales of $45.4 million decreased 28% and Graphics Segment net sales of $24.6 million decreased 4% from last year’s first quarter net sales. Net income for the three months ended September 30, 2020 was $2.0 million, or $0.07 per share, compared to $4.5 million or $0.17 per share for the three months ended September 30, 2019. Earnings per share represents diluted earnings per share.

LSI Industries First Quarter Fiscal 2021 Results
October 29, 2020

Balance Sheet

The balance sheet at September 30, 2020 included current assets of $97.9 million, current liabilities of $42.8 million and working capital of $55.1 million, which includes cash of $9.5 million. The current ratio was 2.3 to 1. The balance sheet also included shareholders’ equity of $127.4 million and no long-term debt. It is the Company’s priority to continuously generate sufficient cash flow, coupled with an approved credit facility, to adequately fund operations.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.05 per share in connection with the fiscal first quarter of fiscal 2021 payable November 17, 2020 to shareholders of record as of the close of business on November 9, 2020. The indicated annual cash dividend rate is $0.20 per share. The Board of Directors has adopted a policy regarding dividends which provides that dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings both on a GAAP and non-GAAP basis, cash flow requirements, financial condition, debt levels, stock repurchases, future business developments and opportunities, and other factors deemed relevant by the Board.

Non-GAAP Financial Measures

This press release includes adjustments to GAAP operating income, net income and earnings per share for the three months ended September 30, 2020 and 2019. Operating income, net income and earnings per share, which exclude the impact of restructuring and plant closure (gains) costs and stock compensation expense are non-GAAP financial measures. We exclude these items because we believe they are not representative of the ongoing results of operations of our business. Also included in this press release are non-GAAP financial measures including Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA and Adjusted EBITDA) and Free Cash Flow. We believe that these are useful as supplemental measures in assessing the operating performance of our business. These measures are used by our management, including our chief operating decision maker, to evaluate business results, and are frequently referenced by those who follow the Company. These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, the non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations, in that they do not reflect all amounts associated with our results as determined in accordance with U.S. GAAP. Therefore, these measures should be used only to evaluate our results in conjunction with corresponding GAAP measures. Below is a reconciliation of these non-GAAP measures to the net income and earnings per share reported for the periods indicated along with the calculation of EBITDA, Adjusted EBITDA and Free Cash Flow.

LSI Industries First Quarter Fiscal 2021 Results
October 29, 2020

	Three Months Ended
	September 30
(In thousands, except per share data)	2020		2019
		Diluted		Diluted
Reconciliation of net income to adjusted net income		EPS		EPS
Net Income as reported	$1,990	$0.07	$4,475	$0.17

Restructuring and plant closure costs (gains)	2	-	(3,446)	(0.13)

Stock compensation expense	380	0.01	299	0.01

Tax impact due to the change in the estimated annual tax rate used for GAAP reporting purposes	(297)	(0.01)	275	0.01

Net Income adjusted	$2,075	$0.08	$1,603	$0.06
NOTE: All adjustments are net of tax except for the adjustment of the tax impact from the change in the estimated annual tax rate

(Unaudited; In thousands)	Three Months Ended
	September 30
EBITDA and Adjusted EBITDA	2020	2019	% Change
Operating Income as reported	$2,202	$6,839	-68%

Depreciation and Amortization	2,033	2,399
EBITDA	$4,235	$9,238	-54%

Restructuring and plant closure costs (gains)	3	(4,588)
Stock compensation expense	505	398
Adjusted EBITDA	$4,743	$5,048	-6%

(Unaudited; In thousands)	Three Months Ended
	September 30
Free Cash Flow	2020	2019	% Change
Cash Flow From Operations	$7,639	$6,359	20%

Proceeds from Sale of Fixed Assets	-	12,332

Capital Expenditures	(405)	(355)
Free Cash Flow	$7,234	$18,336	-61%

LSI Industries First Quarter Fiscal 2021 Results
October 29, 2020

Condensed Consolidated Statement of Operations

(Unaudited)	Three Months Ended September 30
(In thousands, except per share data)	2020	2019
Net Sales	$70,006	$88,701

Cost of Products Sold	51,731	66,588
Restructuring Costs	3	258

Gross Profit	18,272	21,855

Selling and Administrative Costs	16,070	19,862
Restructuring Costs (Gains)	-	(4,846)

Operating Income	2,202	6,839

Other (Income) Expense	(105)	82
Interest Expense, net	57	431

Income Before Taxes	2,250	6,326

Income Tax	260	1,851

Net Income	$1,990	$4,475

Weighted Average Common Shares Outstanding
Basic	26,520	26,236
Diluted	26,968	26,293

Earnings Per Share
Basic	$0.08	$0.17
Diluted	$0.07	$0.17

LSI Industries First Quarter Fiscal 2021 Results
October 29, 2020

Condensed Balance Sheet

	(amounts in thousands)
	September 30,	June 30,
	2020	2020
Current Assets	$97,943	$85,858
Property, Plant and Equipment, net	25,602	26,535
Other Assets	58,250	59,870
Total Assets	$181,795	$172,263

Current Liabilities	$42,859	$34,649
Long-Term Debt	-	-
Other Long-Term Liabilities	11,496	11,914
Shareholders' Equity	127,440	125,700
	$181,795	$172,263